EXHIBIT 23.02

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-59098 (relating to Northern States Power Company’s (a Minnesota corporation) $600,000,000 Principal Amount of Debt Securities) of our report dated January 31, 2000, except as to Note 1, which is as of August 18, 2000, relating to the consolidated financial statements and financial statement schedule of Northern States Power Company (Minnesota), which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 27, 2002